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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          Date of Report: June 3, 1999
                                          ------------
                        (Date of earliest event reported)


                         TRAVELCENTERS OF AMERICA, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)


         Delaware                                      333-26497                            36-3856519
----------------------------                         ------------                       -------------------
(State or other jurisdiction                         (Commission                        (I.R.S. employer
     of incorporation)                               file number)                       identification no.)


      24601 Center Ridge Road, Suite 200, Westlake, Ohio         44145-5634
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          (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:   (440) 808-9100
                                                    ----------------


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Item 2.  Acquisition or Disposition of Assets.
----------------------------------------------

         On June 3, 1999, the registrant, TravelCenters of America, Inc., a Delaware corporation ("TravelCenters"), acquired Travel Ports of America, Inc., a New York corporation ("Travel Ports"), pursuant to the merger (the "Merger") of TP Acquisition, Inc. ("MergerCo"), a New York corporation and wholly owned subsidiary of TravelCenters, with and into Travel Ports. The Merger was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 26, 1999, among TravelCenters, MergerCo and Travel Ports. Upon completion of the Merger, Travel Ports became a wholly owned subsidiary of TravelCenters.

         Travel Ports, headquartered in Rochester, New York, operates 16 travel plazas located in the states of New York, New Jersey, North Carolina, New Hampshire, Indiana, Maryland and Pennsylvania and operates a single fuel terminal in Pennsylvania.

         In the Merger, each common share, par value $.01 per share, of Travel Ports was converted into the right to receive $4.30. Pursuant to Merger Agreement, TravelCenters also entered into a share exchange agreement providing for the issuance of 85,000 shares of common stock of TravelCenters in exchange for 653,025 Travel Ports common shares held by a certain shareholder of Travel Ports, which exchange was completed immediately prior to the completion of the Merger. In addition, certain holders of stock options and other convertible securities of Travel Ports outstanding immediately prior to the completion of the Merger, whether or not then exercisable, entered into agreements with Travel Ports providing for the cancellation of such options or convertible securities in exchange for a cash payment to the holders generally equal to the net amount that such holders would have received had they converted their options or convertible securities into Travel Ports common shares and received $4.30 for each share so converted. Furthermore, TravelCenters was required pursuant to the Merger Agreement to provide Travel Ports with cash necessary to repay certain of Travel Ports' outstanding indebtedness in the amount of $23.5 million. As a result, TravelCenters paid approximately $56 million in cash in connection with the Merger. The consideration paid in connection with the Merger was arrived by arm's-length negotiations with Travel Ports.

         There were no prior material relationships between Travel Ports, TravelCenters or any of TravelCenters' affiliates, any director or officer of TravelCenters, or any associate of any such director or officer, on the one hand, and Travel Ports, on the other hand.

         TravelCenters utilized cash made available pursuant to previous financing, including the most recent financing completed in December 1998 (with a syndication led by The Chase Manhattan Bank) to effect the acquisition of the travel centers business of Burns Bros., Inc.

         Additional information concerning the Merger is also contained in (i) the Merger Agreement, which is incorporated by reference as an exhibit to this report from TravelCenters' Schedule 13D, dated March 8, 1999, and (ii) TravelCenters' press release, dated June 3, 1999, announcing the completion of the Merger, a copy of which is attached as Exhibit 99.1 to this report.

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Item 5.  Other Events.
----------------------

                  The Company issued a news release on June 3, 1999, a copy of which is filed as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
----------------------------------------------------------------------------

(a)      Financial Statements of Business Acquired.
         ------------------------------------------

                  Pursuant to Rule 3-05(b)(2)(i) of Regulation S-X, financial statements of the business acquired are not required to be filed with this report.

(b)      Pro Forma Financial Information.
         --------------------------------

                  The pro forma financial information required by this item currently is not available. The pro forma financial information will be filed by amendment as soon as is practicable, but not later than 60 days after the date this Report is due.

(c)      Exhibits.
         ---------

       Exhibit No.                    Description
       -----------                    -----------

           2.1 Agreement and Plan of Merger, dated February 26, 1999, among TravelCenters of America, Inc., TP Acquisition, Inc. and Travel Ports of America, Inc.* (1)

           99.1              News release, dated June 3, 1999, from the Company.

----------------------------
*The Registrant agrees by this filing to supplementally furnish a copy of the Exhibits and Schedules to this Agreement and Plan of Merger to the Commission upon request.

(1) Incorporated herein by reference to Exhibit C to the Company's Schedule 13D, dated March 8, 1999.

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                                   SIGNATURES
                                   ----------


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           TRAVELCENTERS OF AMERICA, INC.



                                       By: /s/ James W. George
                                           ---------------------------
                                           James W. George,
                                           Senior Vice President,
                                           Chief Financial Officer and Secretary




Date:  June 16, 1999

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EXHIBIT INDEX
-------------


       Exhibit No.                    Description
       -----------                    -----------
           2.1 Agreement and Plan of Merger, dated February 26, 1999, among TravelCenters of America, Inc., TP Acquisition, Inc. and Travel Ports of America, Inc. (1)

           99.1              News release, dated June 3, 1999, from the Company.

----------------------------
(1) Incorporated herein by reference to Exhibit C to the Company's Schedule 13D, dated March 8, 1999.

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